EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961 and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan and the Global Marine 1998 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 333-80383, 333-40244, 33-32088, 33-40961, and 33-63326) for the
Global Marine 1998 Stock Option and Incentive Plan, (iii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, (iv) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, (v) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-57691) for the Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan, (vi) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 333-40244) for the Global Marine Non-Employee Director Restricted Stock Plan, (vii) the combined prospectus constituting part of the Company's Registration Statements on Form S-3 (Registration Nos. 33-58577 and 333-49807) for the proposed offering of up to $500,000,000 of debt securities, preferred stock and/or common stock, and (viii) the prospectus constituting part of the Company's Registration Statement on Form S-3 (Registration No. 333-45908) for the resale of up to $600,000,000 principal amount at maturity of Zero Coupon Convertible Debentures due June 23, 2020 and shares of common stock of the Company issuable upon conversion thereof, of our report dated February 16, 2001, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 16, 2001, relating to the financial statement schedule which appears in this Form 10-K.





Houston, Texas
March 7, 2001